EXHIBIT 5

September 10, 2019

Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549

USA

Ladies and Gentlemen:

I am Senior Vice President and Chief Corporate Counsel of NXP Semiconductors N.V. (the “Registrant”) and am writing this opinion in connection with the Registration Statement on Form S-8 (the “Registration Statement”) filed by the Registrant with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, relating to the registration by the Registrant of an aggregate of 44,615,271 ordinary shares, par value EUR 0.20 per share, of the Registrant (the “Shares”), which may be delivered pursuant to (i) the NXP Semiconductors N.V. 2019 Omnibus Incentive Plan and (ii) the NXP Semiconductors N.V. Employee Stock Purchase Plan (together, the “Plans”).

I have examined the Registration Statement, the Plans, the certificate of incorporation of the Registrant and the articles of association of the Registrant, which have been filed with the Commission as an exhibit to the Registration Statement. I have also examined the originals, or duplicates or certified or conformed copies, of such corporate and other records, agreements, documents and other instruments and have made such other investigations as I have deemed relevant and necessary in connection with the opinions hereinafter set forth.

In rendering the opinion set forth below, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, I am of the opinion that the Shares to be issued under the Plans have been duly authorized and, upon delivery in accordance with the Plans, the Shares will be validly issued, fully paid and non-assessable.

I do not express any opinion herein concerning any law other than the laws of the Netherlands.

I hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement. I also consent to the reference to me under the caption “Interests of Named Experts and Counsel” contained in the Registration Statement without implying or admitting that I am an “expert” within the meaning of the Securities Act, or other rules or regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

/s/ Jean A.W. Schreurs
Jean A.W. Schreurs
Senior Vice President and Chief Corporate Counsel